Exhibit 3.2

FARMERS AND MERCHANTS BANCSHARES, INC.

BYLAWS

(Amended and Restated as of February 22, 2017)

Article I

Stockholders

Section 1.          Annual Meeting. The annual meeting of the stockholders of Farmers and Merchants Bancshares, Inc., a Maryland corporation (the “Corporation”), shall be held on the fourth Tuesday in April in each year, or on such other date as may be determined by the Board of Directors, for the purpose of electing directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting.

Section 2.          Special Meetings. Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, Vice Chairman of the Board, the President, by a Vice President, or by a majority of the Board of Directors, and shall be called forthwith by the Chairman of the Board, by the Vice Chairman of the Board, by the President, by a Vice President, the Secretary or any director of the Corporation upon the request in writing of the holders of a majority of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

Section 3.          Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors. The Corporation may allow stockholders to participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, in accordance with the provisions of the Maryland General Corporation Law. Participation in a meeting by these means constitutes presence in person at a meeting.

Section 4.          Notice of Meetings. Written notice of each meeting of the stockholders shall be either (a) mailed, postage pre-paid, by the Secretary to each stockholder entitled to vote at such meeting at each stockholder’s post office address as it appears upon the books of the Corporation or (b) transmitted to the stockholder by electronic mail to any electronic address of the stockholder or by other electronic means permitted under the Maryland General Corporation Law, at least 10 days but not more than 90 days before the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

Section 5.          Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

Section 6.          Conduct of Meetings. Meetings of stockholders shall be presided over by a chairman to be selected by the Board of Directors. The Secretary of the Corporation or, if he or she is not present, any Assistant Secretary shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint a person to act as secretary of the meeting.

Section 7.          Voting; Proxies. Each outstanding share of voting stock is entitled to one vote at all meetings of stockholders of the Corporation. In all elections for directors each share of voting stock may be voted for as many individuals as there are directors to be elected and for whose elections the share is entitled to be voted. A stockholder may vote the voting stock he owns of record either in person or by written proxy dated and signed by the stockholder or his duly authorized attorney-in-fact. Such proxy need not be under seal, witnessed or acknowledged, but shall be filed with the Secretary at or before the meeting. Unless a proxy provides otherwise, it is not valid more than eleven (11) months after its date. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast ten percent (10%) in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The stockholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a director at a meeting shall serve as an inspector thereat. Except as required otherwise by the Articles of Incorporation or by law, a majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter that properly comes before the meeting; provided, however, that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

Section 8.          Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders other than: (a) business that is specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) business that is otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); (c) a director nomination that is brought before the annual meeting in accordance with the procedures set forth in Section 4 of Article II hereof; or (d) except to the extent that the proposal thereof is governed by Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (in which case, Rule 14a-8 shall apply thereto), business that is brought before the annual meeting by a stockholder of the Corporation who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) has complied with the notice procedures set forth in this Section. A stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 180 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. A stockholder’s notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. If the presiding officer of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, then the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder.

Article II

Board of Directors

Section 1.          General Powers. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The Chairman of the Board, if one be elected, shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present, and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors. The Vice Chairman of the Board, if one be elected, shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors at which he or she shall be present, and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors.

Section 2.          Number. The initial number of directors shall be 11. The Board of Directors, by resolution approved by a majority vote thereof, may alter the number of directors; provided, however, that (a) in no event may the number of directors be less than one (1), (b) a decrease in the number of directors shall not affect the tenure of office of any director. Except as provided otherwise in these Bylaws, each director shall hold office until (i) the expiration of the term for which the director was elected and thereafter until his or her successor has been elected and qualifies, (ii) the time at which he or she is removed pursuant to Section 7 of this Article II, or (iii) the time that he or she fails to qualify to serve as a director as provided in Section 3(c) of this Article II.

Section 3.          Election and Tenure of Directors:

(a)          The directors shall be divided into four classes, as nearly equal in number as possible. The names of the initial directors and their terms of service are as follows:

Class I – Terms Expire at the 2019 Annual Meeting of Stockholders

Roger D. Cassell

John J. Schuster, Jr.

Paul F. Wooden, Jr.

Class II – Terms Expire at the 2020 Annual Meeting of Stockholders

James R. Bosley, Jr.

Kenneth W. Hoffmeyer

Ronald W. Hux

Class III – Terms Expire at the 2017 Annual Meeting of Stockholders

Bruce L. Schindler

J. Lawrence Mekulski

Steven W. Eline

Class IV – Terms Expire at the 2018 Annual Meeting of Stockholders

Edward A. Halle, Jr.

T. Edward Lippy

(b)          At each annual meeting of the stockholders, the successors to the Class of Directors whose terms shall expire at that time shall be elected to hold office for a term of four years, so that the term of office of one Class of Directors shall expire in each year. Each director elected shall hold office until his or her successor shall be duly elected and shall qualify. If the number of directors is changed as provided in Section 2 of this Article II, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any additional director of any class shall, subject to Section 5 of this Article II and to any requirements or restrictions imposed by the Maryland General Corporation Law, serve for a term that shall coincide with the remaining term of the Class. In no case shall a decrease in the number of Directors shorten the term of any incumbent Director. Directors need not be elected by written ballot.

(c)          Notwithstanding anything to the contrary contained in these Bylaws, except for an incumbent director of Farmers and Merchants Bank of Fowblesburg, Maryland who was (i) serving as such of the date the Corporation was incorporated and (ii) at least 75 years of age as of July 1, 2006, no person, including an incumbent director, shall be qualified to hold office as a director after the close of the annual meeting of stockholders of the Corporation that immediately follows his or her 75th birthday.

Section 4.          Nomination of Directors. A nomination for the election of a director may be made by the Board of Directors and, subject to the other provisions of this Section, by a holder of any outstanding class of stock of the Corporation who is entitled to vote for the election of directors. Notice by a stockholder of his, her or its intention to make a nomination shall be made in writing and shall be delivered or mailed to the Chairman of the Board or the President of the Corporation not less than 150 days nor more than 180 days prior to the date of the meeting of stockholders called for the election of directors which, for purposes of this provision, shall be deemed to be on the same date as the annual meeting of stockholders for the preceding year. Such notification shall contain the following information to the extent known by the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the notifying stockholder; (f) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for director; and (g) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee (and regardless of whether they do apply). Nominations that are not made in accordance herewith shall be disregarded and, upon the meeting chairman’s instructions, the inspector or judge of elections shall disregard all votes cast for such nominee.

Section 5.          Filling of Vacancies. In the case of any vacancy on the Board of Directors through death, resignation, disqualification or removal of a director or any other cause, the remaining directors, by the affirmative vote of the majority thereof, may elect a successor. Similarly, in the event that a vacancy is created through an increase in the number of directors as provided in Section 2 of this Article II, such vacancy may filled by the directors then in office, by the affirmative vote of the majority thereof. Any director elected pursuant to this Section shall hold office until (a) the next annual meeting of the stockholders of the Corporation and thereafter until the election and qualification of his or her successor, or (b) the time at which he or she is removed pursuant to Section 7 of this Article II.

Section 6.          Resignation. Any director may resign at any time by sending a written notice of such resignation to the Secretary of the Corporation at its principal office. Unless otherwise specified therein, such resignation shall take effect upon its receipt by the Secretary.

Section 7.          Removal. A director may be removed from office during his or her term only for Cause (as defined below) by the stockholders of the Corporation at a special meeting thereof duly called for such purpose. Any attempt or special meeting of the stockholders of the Corporation to remove a director for Cause shall be permitted only after notice to the director describing the specific charges constituting Cause thereunder, and a hearing at which the director has a full opportunity to refute the charges. For purposes of this Section, the term “Cause” means any of the following: (a) an act or failure to act by the director that constitutes fraud, misappropriation or damage to the property or business of the Corporation; (b) the director’s commission of an act of dishonesty or of a crime, or causing the Corporation to commit a crime; or (c) an act or failure to act by the director that is prejudicial to the interest of the Corporation.

Section 8.          Regular Meetings. The Board of Directors shall meet regularly at least once each month at the hour and date fixed by resolution of the Board of Directors, provided that each director shall be given notice of every resolution of the Board of Directors fixing or changing the time or place for the holding of regular meetings at least one (1) day prior to the first meeting held in pursuance thereof. The annual organizational meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders of the Corporation at which directors are elected. Any business may be transacted at any regular or annual meeting of the board.

Section 9.          Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary of the Corporation upon the written request of the President or of one director. All special meetings shall be held upon at least three (3) days’ written notice to each director. Such notice shall state the place, time, and purposes of such meeting.

Section 10.         Place of Meeting. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, at the principal office of the Corporation or at any other place, within or outside the State of Maryland, as they may from time to time determine by resolution or by written consent of all the directors. The Board of Directors may hold their meetings by conference telephone or other similar electronic communications equipment if all persons participating in the meeting can hear each other at the same time, in accordance with the provisions of Maryland General Corporation Law. Participation in a meeting by these means constitutes presence in person at a meeting.

Section 11.         Quorum. A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Corporation’s charter or these Bylaws.

Section 12.         Voting. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 13.         Advisory Directors. Advisory directors, without voting power or power of final decision in matters concerning the business of the Corporation, may be appointed by resolution of a majority of the full Board of Directors and, if so appointed, shall serve at the pleasure of the Board of Directors. Advisory directors shall not be counted to determine the number of directors of the Corporation or the presence of a quorum in connection with any board action.

Section 14.         Compensation. By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the Board of Directors.

Article III

Committees

Section 1.          Committees: The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors and delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors, except the power to: (a) declare dividends or distributions on stock; (b) approve any merger, consolidation or share exchange; (c) amend the Bylaws; or (d) issue stock or recommend to the stockholders any action which requires stockholder approval. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee.

Section 2.          Emergency: In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation under the direction of its directors and officers as contemplated by the Articles of Incorporation and the Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 1 of this Article III. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementing resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the Bylaws.

Article IV

Officers

Section 1.          Officers. The officers of the Corporation shall consist of a President, one or more Vice Presidents, one of whom, may be designated as Executive Vice President and one of whom may be designated as Senior Vice President, a Secretary and Treasurer. It may also have a Chairman of the Board who shall be a director of the Corporation. It may also have a Vice Chairman of the Board who shall be a director of the Corporation and one or more assistants to the Secretary and Treasurer as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation, and a General Counsel, who must be an attorney qualified to practice law in the State of Maryland. All of said officers are to be annually elected by the Board of Directors. One person may hold the office and perform the duties of any two of said offices, except those of President and Vice President; provided, however, that no person holding two of such offices shall perform any acts or execute, acknowledge of verify any instruments in more than one capacity where the performance of such act or the execution, acknowledgment or verification of any instruments is required to be done by any two or more offices.

Section 2.          Bond. The Board of Directors may require any of the officers of the Corporation, except the General Counsel, to execute a bond to this Corporation in such penalty and with such sureties as they may deem proper conditioned upon the faithful performance of their respective duties.

Section 3.          President. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present. The President shall have general charge and supervision of the assets and management of the business of the Corporation; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts, notes, certificates of indebtedness, checks, drafts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of a president of a Corporation, and such other duties as may from time to time be assigned to him by the Board of Directors.

Section 4.          Vice Presidents. The Senior Vice President, if a Vice President be so designated, and, if not, the Vice President or Vice Presidents at the request of the President or, in his absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the power of the President. If there be no Senior Vice President so designated and more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination; otherwise, any of the Vice Presidents may perform any of such duties or exercise any of such functions. The Senior Vice President, if one be so designated, Vice President or Vice Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as may be assigned by the Board of Directors or the President.

Section 5.          Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of the Secretary’s absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors or stockholders upon whose written request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the stockholders and of the directors in records provided for that purpose and shall perform such other duties as may be assigned to the Secretary by the Directors or the President. The Secretary shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same. The Secretary shall countersign all certificates of stock. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors and the President and shall perform such other duties as may from time to time be assigned by the Board of Directors or the President.

Section 6.          Treasurer. The Treasurer shall have custody of all of the funds, securities, bills receivable, notes receivable, mortgages and other property or evidences of property belonging to the Corporation or held as security for loans, unless otherwise ordered by the Board of Directors, and shall only dispose of the same under the direction of the Board of Directors. The Treasurer shall take charge of all monies received from deposits or other sources and shall deposit the same in such depositories as may be designated by the Board of Directors.

Section 7.          General Counsel. The General Counsel of this Corporation shall have such powers and perform such duties as the Board of Directors may prescribe.

Section 8.          Assistant Officers. Assistant Secretaries and Assistant Treasurers shall (except as otherwise provided by resolution of the Board of Directors) have the power to perform all duties of the officer for whom they are assistant in the absence or disability of such officer, and shall have such other powers and shall perform such other duties as may be assigned such assistant officer by the Board of Directors or President. In case of the absence or disability of the Secretary or Treasurer, the duties of such officer so absent or disabled shall be performed by an assistant to the absent or disabled officer, and the taking of any action by such assistant to such absent or disabled officer in the place of such absent or disabled officer shall be conclusive evidence of the absence or disability of such officer.

Section 9.          Subordinate Officers. The Corporation may have such subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors may prescribe.

Section 10.         Compensation. The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such subordinate officers.

Article V

Capital Stock

Section 1.           Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be of such form not inconsistent with the Corporation’s charter as shall be approved by the Board of Directors. All certificates shall be signed by the President or by the Vice President and counter-signed by the Secretary or by an Assistant Secretary, and sealed with the seal of the Corporation. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder, shall be entered in the Corporation’s books. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered, and canceled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both such proof and such bond shall be in a form approved by the general counsel of the Corporation and by the transfer agent of the Corporation and by the registrar of the stock.

Section 2.          Uncertificated Stock. Notwithstanding any provision of these Bylaws to the contrary, the Board of Directors may adopt a system of issuance, recordation and transfer of shares of stock of the Corporation by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated shares until the certificates therefor have been surrendered to the Corporation.

Section 3.          Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by his or her attorney upon surrender and cancellation of certificates for a like number of shares as hereinbefore provided.

Section 4.          Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Maryland.

Section 5.          Closing Transfer Books. The Board of Directors may fix the period, not exceeding twenty (20) days, during which time the books of the Corporation shall be closed against transfers of stock, or, in lieu thereof, the directors may fix a date not less than ten (10) days nor more than sixty (60) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be.

Article VI

Bank Accounts and Loans

Section 1.          Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any bank or trust or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the President or a Vice President and counter-signed by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

Section 2.          Loans. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all stock, bonds, rights, and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences or debt at any time held by the Corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signature of the officers or agents so authorized; and each bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

Article VII

Miscellaneous Provisions

Section 1.          Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December of each year.

Section 2.          Notices. Whenever, under the provisions of these Bylaws, notice is required to be given to any director, officer or stockholder, unless otherwise provided in these Bylaws, such notice shall be deemed given if in writing, and personally delivered, or sent by telefax, or telegram, transmitted by electronic mail to any electronic mail address of such person, or by any other electronic means, or by mail, by depositing the same in a post office or letter box, in a postage-paid sealed wrapper, addressed to each stockholder, officer or director, as the case may be, at such address as appears on the books of the Corporation, or in default of any other address, to such director, officer or stockholder, at the principal office of the Corporation listed with the State Department of Assessments and Taxation of Maryland, and such notice shall be deemed to be given at the time the same is so personally delivered, telefaxed, telegraphed. emailed or so mailed. Any stockholder, director or officer may waive any notice required to be given under these Bylaws.

Section 3.          Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meetings of stockholders (or analogous interest holders) of any corporation or other entity in which the Corporation may hold stock (or analogous interests).

Section 4.          Corporate Seal. The President, Treasurer, Secretary, or any Assistant Treasurer or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same; provided that it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “Seal” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Article VIII

Amendment of Bylaws

The Board of Directors, by a vote of two-thirds of all directors, may, and shall have the exclusive power to, amend, alter or repeal these Bylaws, or any provision thereof, and may from time to time make additional Bylaws.

Article IX

Indemnification

Section 1.          General Indemnification. The Corporation shall indemnify (a) its present and former directors and officers, whether serving or having served the Corporation or at its request any other entity, to the full extent required or permitted by Maryland law now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law, and (b) other employees and agents to such extent as shall be authorized by the Board of Directors, the Articles of Incorporation or these Bylaws and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these Bylaws or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Section 2.          Procedure. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (a) the Corporation denies such request, in whole or in part, or (b) no disposition thereof is made within 60 days. The Indemnified Party’s costs and expenses (including reasonable attorney’s fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be paid or reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (i) a determination has been made that the facts then known to those making the determination would preclude indemnification or (ii) the Corporation has not received both (A) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (B) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

Section 3.          Exclusivity, Etc. The indemnification and advance of expenses provided by the Corporation’s charter and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Corporation shall not be liable for any payment under this Bylaw in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Corporation’s charter and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

Section 4.          Insurance. The Corporation may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted against and incurred by any Indemnified Party in any protected capacity or arising out of his or her position. The Corporation may purchase and maintain insurance on its behalf in respect of any liability it may incur to provide indemnification under its charter, these Bylaws, or law.

Section 5.          Severability; Definitions. The invalidity or unenforceability of any provision of this Article IX shall not affect the validity or enforceability of any other provision hereof. The phrase “this Bylaw” in this Article IX means this Article IX in its entirety. For purposes of this Article IX, all terms not otherwise defined herein shall have such meanings as described in Section 2-418 of the Maryland General Corporation Law.

END OF BYLAWS

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